Registration No. 333-139863

As filed with the United States Securities and Exchange Commission on April 27, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SNAP-ON INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	39-0622040
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2801 80th Street
Kenosha, Wisconsin 53143
(262) 656-5200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SUSAN F. MARRINAN
Vice President, Secretary and Chief Legal Officer
Snap-on Incorporated
2801 80th Street
Kenosha, Wisconsin 53143
(262) 656-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

KENNETH V. HALLETT
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
(414) 277-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☒

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered *	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	(1)	(1)	(1)	(1)
Preferred Stock Purchase Rights	(2)	(2)	(2)	(2)

* In addition to an indeterminate amount of the following classes of securities as provided in the initial filing of the Registration Statement on Form S-3 on January 9, 2007:  Debt Securities; Debt Warrants; Preferred Stock; Preferred Warrants; and Currency Warrants.

(1)             An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.  In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

(2)             Each share of Common Stock will have attached thereto one Preferred Stock Purchase Right issued pursuant to the Registrant’s Rights Agreement (subject to adjustment under the terms of the Rights Agreement).  The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.  No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement of Snap-on Incorporated (the “Registrant”) is being filed to register, in addition to the classes of securities originally registered, an indeterminate amount of the Registrant’s common stock, $1.00 par value (and the associated preferred stock purchase rights), and to file the required exhibits to the Registration Statement, and no changes or additions are being made hereby to the Prospectus which forms a part of the Registration Statement. Accordingly, the Prospectus has been omitted from this filing. A description of the new class of securities being registered hereunder will be provided through a prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the Registration Statement and Prospectus that is part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts, payable by the Registrant in connection with the offering of securities being registered, excluding amounts previously paid with respect to the prior offering pursuant to this Registration Statement.

Securities and Exchange Commission Registration Fee	*
Printing and Engraving Expenses	$10,000
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	25,000
Miscellaneous Expenses	15,000
Total Expenses	$80,000

*                    The Registrant is deferring payment of the Registration Fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.

* * * * *

Item 16. Exhibits.

See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

a.                                       The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)           each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration

Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.             The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

d.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kenosha, State of Wisconsin, on April 26, 2007.

Snap-on Incorporated
(Registrant)

By:	/s/ Jack D. Michaels
Jack D. Michaels
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack D. Michaels, Martin M. Ellen and Susan F. Marrinan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.*

Name	Capacity

/s/ Jack D. Michaels	Chairman and Chief Executive Officer (Principal
Jack D. Michaels	Executive Officer and Director)

/s/ Martin M. Ellen	Senior Vice President-Finance and Chief Financial
Martin M. Ellen	Officer (Principal Financial Officer)

/s/ Constance R. Johnsen	Vice President and Controller (Principal Accounting Officer)
Constance R. Johnsen

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Name	Capacity

/s/ Bruce S. Chelberg	Director
Bruce S. Chelberg

/s/ Karen L. Daniel	Director
Karen L. Daniel

/s/ Roxanne J. Decyk	Director
Roxanne J. Decyk

/s/ John F. Fiedler	Director
John F. Fiedler

Arthur L. Kelly	Director

/s/ W. Dudley Lehman	Director
W. Dudley Lehman

/s/ Lars Nyberg	Director
Lars Nyberg

/s/ Nicholas T. Pinchuk	Director, President and Chief Operating Officer
Nicholas T. Pinchuk

/s/ Edward H. Rensi	Director
Edward H. Rensi

/s/ Richard F. Teerlink	Director
Richard F. Teerlink

*Each of these signatures is affixed as of April 26, 2007.

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Snap-on Incorporated
(the “Registrant”)

EXHIBIT INDEX

Exhibit Number	Document Description
(1)	Forms of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to Form 8-K, dated January 9, 2007 [File No. 1-7724]).
(1)(a)

Underwriting Agreement, dated January 9, 2007, among Snap-on Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (incorporated by reference to Exhibit 1.1 to Form 8-K, dated January 9, 2007 [File No. 1-7724]).

(3)	By-laws (incorporated by reference to Exhibit 3(b) to Quarterly Report on Form 10-Q for the period ended April 3, 2004 [File No. 1-7724]).
(4)(a)	Restated Certificate of Incorporation (incorporated by reference to Exhibit (3)(a) to Annual Report on Form 10-K for the fiscal year ended January 3, 1998 [File No. 1-7724]).
(4)(b)

Indenture dated as of January 8, 2007, between Snap-on Incorporated and U.S. Bank National Association as Trustee (incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 filed on January 9, 2007 [Registration No. 333-139863]).

(4)(c)	Forms of Supplemental Indentures to Indenture (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(d)	Forms of Debt Securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(e)

Rights Agreement between Snap-on Incorporated and First Chicago Trust Company of New York, effective as of August 22, 1997 (incorporated by reference to Form 8-A12B dated October 14, 1997 [File No. 1-7724]).

(4)(f)

Amendment No. 1 to the Rights Agreement dated as of September 24, 2001, between Snap-on Incorporated and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York) (incorporated by reference to Form 8-A/A dated September 25, 2001 [File No. 1-7724]).

(4)(g)	Forms of Warrant (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(h)	Forms of Warrant Agreement (to be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).
(4)(i)	Snap-on Incorporated Franchised Dealer Stock Ownership Plan (as amended through April 26, 2007).
(4)(j)	Officers’ Certificate dated January 12, 2007, creating the $150,000,000 Floating Rate Notes due 2010 (incorporated by reference to Exhibit 4.1 to Form 8-K dated January 9, 2007 [File No. 1-7724]).
(4)(k)	Officers’ Certificate dated January 12, 2007, creating the $150,000,000 5.5% Notes due 2017 (incorporated by reference to Exhibit 4.2 to Form 8-K dated January 9, 2007 [File No. 1-7724]).
(5)(a)	Opinion of Foley & Lardner LLP (incorporated by reference to Exhibit 5 to Registration Statement on Form S-3 filed on January 9, 2007 [Registration No. 333-139863]).
(5)(b)	Opinion of Quarles & Brady LLP.
(12)	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Annual Report on Form 10-K for the year ended December 30, 2006 [File No. 1-7724]).
(23)(a)	Consent of Deloitte & Touche LLP.
(23)(b)	Consent of KPMG LLP.
(23)(c)	Consent of Foley & Lardner LLP (incorporated by reference to Exhibit 5(a)).
(23)(d)	Consent of Quarles & Brady LLP (contained in Opinion filed as Exhibit 5(b)).
(24)	Powers of Attorney (Signatures page to this Registration Statement).
(25)

Statement of Eligibility and Qualification on Form T-1 of U.S. Bank National Association to act as Trustee under the Indenture dated January 8, 2007 (incorporated by reference to Exhibit 25 to Registration Statement on Form S-3 filed on January 9, 2007 [Registration No. 333-139863]).

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